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                                                                     EXHIBIT 3.3

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                          PINNACLE ENTERTAINMENT, INC.
                          ---------------------------

                             A DELAWARE CORPORATION

                                      INTO

                              HOLLYWOOD PARK, INC.
                              -------------------

                             A DELAWARE CORPORATION

                         (Pursuant to Section 253 of the

                        Delaware General Corporation Law)


         Hollywood Park, Inc., a corporation organized and existing under the laws of the state of Delaware (the "CORPORATION"), does hereby certify that:


                  FIRST: The Corporation was incorporated on October 26, 1981, pursuant to the Delaware General Corporation Law.

                  SECOND: The Corporation owns all of the outstanding shares of each class of stock of Pinnacle Entertainment, Inc., a Delaware corporation incorporated on February 3, 2000, pursuant to the Delaware General Corporation Law.

                  THIRD: The Corporation, by the adoption of the following resolutions of the Executive Committee of its Board of Directors duly adopted by Unanimous Written Consent as of February 3, 2000, determined to merge into itself said Pinnacle Entertainment, Inc., with the Corporation being the surviving corporation, pursuant to the provisions of Section 253 of the Delaware General Corporation Law:

                           RESOLVED, that Pinnacle Entertainment, Inc., a
                  Delaware corporation and wholly-owned subsidiary of the Corporation, be merged with and into the Corporation, with the Corporation being the surviving corporation (the "MERGER"), pursuant to the provisions of Section 253 of the Delaware General Corporation Law;

                           RESOLVED FURTHER, that the Merger be, and it hereby
                  is, authorized and approved;

                           RESOLVED FURTHER, that the Merger shall become
                  effective upon the effectiveness of the filing of a
                  Certificate of Ownership and Merger with the Secretary of
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                  State of the State of Delaware in accordance with the Delaware
                  General Corporation Law (the "EFFECTIVE DATE") and upon the Effective Date, the separate existence and corporate organization of Pinnacle Entertainment, Inc. shall cease and the Corporation shall thereupon become the surviving corporation and shall continue its existence under Delaware law;

                           RESOLVED FURTHER, that upon the Effective Date, the
                  Corporation shall assume all of the obligations and liabilities of Pinnacle Entertainment, Inc.;

                           RESOLVED FURTHER, that upon the Effective Date, the
                  name of the Corporation shall be changed to Pinnacle Entertainment, Inc. and ARTICLE I of the Certificate of Incorporation of the Corporation, as heretofore amended, shall be amended to read as follows:

                                           "ARTICLE I

                           The name of this corporation is Pinnacle
                  Entertainment, Inc."

                           RESOLVED FURTHER, that, except for the foregoing
                  amendment to ARTICLE I, the Certificate of Incorporation, as previously amended, shall remain unchanged by the Merger and in full force and effect until further amended in accordance with the Delaware General Corporation Law;

                           RESOLVED FURTHER, that the issued and outstanding
                  shares of stock of Pinnacle Entertainment, Inc. shall not be converted in any manner, but each said share of stock which is issued as of the Effective Date shall be surrendered and cancelled;

                           RESOLVED FURTHER, that the officers of the
                  Corporation be, and each of them acting alone hereby is, authorized, empowered and directed for and on behalf of the Corporation and in its name to prepare, or cause to be prepared, and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to so merge Pinnacle Entertainment, Inc. into the Corporation and to assume its obligations, and to so change the name of the Corporation, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all such other acts and things whatsoever, whether within or

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                  without the State of Delaware, which may be necessary or
                  proper to effect the Merger and change of name; and

                           RESOLVED FURTHER, that the officers of the
                  Corporation be, and each of them acting alone hereby is, authorized, empowered and directed for and on behalf of the Corporation and in its name to execute any and all written consents as the sole stockholder of Pinnacle Entertainment, Inc. as such officers, or any of them, may deem necessary, advisable or appropriate to effect the Merger and change of name.

                  FOURTH: The Certificate of Ownership and Merger shall be filed with the Secretary of State of the State of Delaware so as to become effective on February 23, 2000 at 6:00 a.m. Eastern Standard Time.

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         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officer this 3rd day of February, 2000.

                                     HOLLYWOOD PARK, INC.



                                     By: /s/ BRUCE C. HINCKLEY
                                         ---------------------------------
                                         Bruce C. Hinckley, Vice President


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